Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED PUT/CALL OPTION AGREEMENT

This First Amendment (the “Amendment”) to the Amended and Restated Put/Call Option Agreement dated April 7, 2014 (the “Put/Call Option Agreement”) is made and entered into this 26th day of May, 2015 by and between Team, Inc., a Delaware corporation (“Team”) and the shareholders listed on the signature pages hereto (each, a “Class B Stockholder” and collectively, the “Class B Stockholders”).  Team and the Class B Stockholders are each referred to as a “Party” and, collectively, they are sometimes referred to as the “Parties.”

RECITALS

WHEREAS, Team desires to amend the Put/Call Option Agreement to provide for the settlement of the Call Option in cash, shares of Team Common Stock, or a combination thereof; and

WHEREAS, capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Put/Call Option Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. The Parties hereby amend and restate Article II of the Put/Call Option Agreement to read as follows:

ARTICLE II
CALL OPTION

Section 2.1  Call Option.

(a) Subject to Section 5.1 hereof, on or after May 31, 2015 (the “Option Date”), Team shall have the right, but not the obligation, to exercise an option to purchase all, but not less than all, of the outstanding shares of Class B Stock (the “Call Option”) for the Settlement Amount in the aggregate, payable at Team’s sole discretion to each Class B Stockholder either:

(i) in cash in an amount equal to the Settlement Amount multiplied by his or her pro rata portion of the total shares of Class B Stock,

(ii) with an aggregate number of unregistered shares of Team Common Stock equal to (A) the Settlement Amount multiplied by his or her pro rata portion of the total shares of Class B Stock divided by (B) the Settlement Rate (such formula is referred to herein as, the “Exercise Price”), or

(iii) in a combination of cash and shares of Team Common Stock equal to the Settlement Amount multiplied by his or her pro rata portion of the total shares of Class B Stock,

provided however, that the maximum amount of cash that Team shall pay to any Class B Stockholder under this Section 2.1 shall not exceed $3,000,000; provided that any affiliated Class B Stockholders shall be consolidated as one Class B Stockholder in determining the maximum amount of cash payable to them (i.e., two or more affiliated Class B Stockholders would be limited to $3,000,000 in cash, not $6,000,000 or more in cash).

A Call Option exercised hereunder shall be completed as soon as practicable following the finalization of the audited financial statements of the Company for the fiscal year period ending May 31, 2015, or if such audited statements have already been issued, then within ten days following the giving of an executed copy of the exercise notice in the applicable form attached hereto as Exhibit B (the “Exercise Notice”).

(b) Should a Class B Stockholder exercise his or her rights under Section 3.1 below, the Company shall purchase the Class B Stock for an aggregate number of unregistered shares of Team Common Stock equal to the Exercise Price.

Section 2.2  Call Option Exercise Notice.  In order to exercise the Call Option, Team shall send by written notice at any time prior to 5:00 p.m., Houston time, to the Class B Stockholder Representative the Exercise Notice.  The Class B Stockholder Representative shall deliver to Team prior to August 10, 2015, a schedule setting forth the Class B Stockholders and the cash, stock and/or combination payouts selected by each Class B Stockholder (the “Class B Stockholder Schedule”).  In the event that any Class B Stockholder does not elect the manner to receive his or her pro rata portion of the Settlement Amount on the Class B Stockholder Schedule, then such Class B Stockholder shall be deemed to have elected to be paid his or her pro rata portion of the Settlement Amount under Section 2.1(a)(ii).

2.           The second page of Exhibit B of the Put/Call Option Agreement shall be amended and restated in its entirety to read as set forth in Appendix A to this Amendment.

3.           This Amendment may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

4.           This Amendment shall be governed by and construed and enforced in accordance with the laws of the same jurisdiction as apply to the Put/Call Option Agreement.

5.           Except as amended herein, the Put/Call Option Agreement shall remain in full force and effect.  The Put/Call Option Agreement, as amended hereby, is hereby ratified and re-affirmed by the Parties who specifically acknowledge the validity and enforceability thereof.

(signature page to follow)

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

TEAM, INC.
By:	________________________________
Andre C. Bouchard Executive VP, Administration, Chief Legal Officer & Secretary
CLASS B STOCKHOLDER ___________________________________ Printed Name:_______________________

Appendix A

Exhibit B
Exercise Notice

If exercise of Call Option:

NOTICE OF EXERCISE OF CALL OPTION

To: __________________________

Date: _______________________________

Team, Inc., a Delaware corporation, hereby irrevocably gives notice to ______________ (the “Class B Stockholder Representative”) of the exercise of its option to purchase _______ shares of Class B Common Stock of TQ Acquisition, Inc., a Texas corporation, for (i) cash, (ii) unregistered shares of the common stock, par value $0.30 per share, of Team, Inc., or (iii) a combination thereof, in accordance with Article II of the Amended and Restated Put/Call Option Agreement dated April 7, 2014, as amended.

TEAM, INC.

By: ________________________

Name: _____________________________

Title: _____________________________